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                                           , 1995

                            PETER KIEWIT SONS', INC.

                     INSTRUCTIONS FOR LETTER OF TRANSMITTAL
                               TO TENDER SHARES OF

                                  CLASS C STOCK

                                  FOR SHARES OF

                                  CLASS D STOCK

                 PURSUANT TO THE EXCHANGE OFFER DESCRIBED BELOW
                                _________________

     Peter Kiewit Sons', Inc. ("PKS" or the "Company") has provided you with a
Joint Prospectus dated         , 1995 (the "Prospectus") that describes your
right to exchange the shares of Class C Stock held by you for shares of the Company's Class D Stock, on the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal attached to these Instructions. As described in the Prospectus, the Exchange Offer is being made in connection with the Spin-off. THE EXCHANGE OFFER, THE CLASS D STOCK AND THE SPIN-OFF ARE MORE FULLY DESCRIBED IN THE PROSPECTUS, AND YOU SHOULD CAREFULLY REVIEW THE PROSPECTUS, INCLUDING THE DESCRIPTIONS THEREIN OF THE CONDITIONS TO THE EXCHANGE OFFER AND THE SPIN-OFF AND OF PKS'S RIGHT TO ABANDON THE EXCHANGE OFFER OR THE SPIN-OFF OR BOTH, PRIOR TO MAKING A DECISION REGARDING WHETHER TO EXCHANGE SHARES OF CLASS C STOCK FOR SHARES OF CLASS D STOCK. Terms used in these Instructions and the Letter of Transmittal have the meanings ascribed to them in the Prospectus.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., OMAHA, NEBRASKA TIME, ON , 1995, UNLESS EXTENDED AS DESCRIBED IN THE PROSPECTUS.

     EXCHANGING SHARES OF CLASS C STOCK FOR SHARES OF CLASS D STOCK IS STRICTLY VOLUNTARY. IF YOU DO NOT WISH TO EXCHANGE ANY SHARES OF CLASS C STOCK FOR SHARES OF CLASS D STOCK, DO NOT FILL OUT THE ATTACHED LETTER OF TRANSMITTAL. SHARES OF CLASS C STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER ONLY IN THE MANNER DESCRIBED IN THE PROSPECTUS; OTHERWISE, SUCH TENDERS ARE IRREVOCABLE BY THE TENDERING STOCKHOLDERS.

     PLEASE READ THE FOLLOWING GENERAL INSTRUCTIONS CAREFULLY BEFORE COMPLETING THE LETTER OF TRANSMITTAL. FOR FURTHER INFORMATION OR ASSISTANCE CONCERNING THE LETTER OF TRANSMITTAL, CONTACT MICHAEL A. KELLEY, STOCK REGISTRAR, PETER KIEWIT SONS', INC., 1000 KIEWIT PLAZA, OMAHA, NEBRASKA 68131, TELEPHONE
(402) 271-2870;  TELECOPY (402) 271-2965.
                              GENERAL INSTRUCTIONS

1.   GENERAL

     The Letter of Transmittal or a photocopy of it should be properly filled in, dated and signed, and should be delivered to Michael A. Kelley, Stock Registrar (the "Stock Registrar"), at the address set forth below:

                    Michael A. Kelley
                    Stock Registrar
                    Peter Kiewit Sons', Inc.
                    1000 Kiewit Plaza
                    Omaha, Nebraska  68131

     UNLESS YOU ARE DIRECTING FIRSTIER BANK, N.A. TO DELIVER PLEDGED CERTIFICATES DIRECTLY TO THE STOCK REGISTRAR AS DESCRIBED BELOW, YOUR LETTER OF TRANSMITTAL MUST BE ACCOMPANIED BY YOUR STOCK CERTIFICATES FOR THE CLASS C STOCK BEING TENDERED. DO NOT SIGN OR OTHERWISE ENDORSE ANY STOCK CERTIFICATES TENDERED PURSUANT TO THE EXCHANGE OFFER. EXECUTION OF THE


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LETTER OF TRANSMITTAL  WILL ASSIGN YOUR STOCK TO PKS, SUBJECT TO CONSUMMATION OF
THE EXCHANGE OFFER. If any certificates for your Class C Stock being tendered have been pledged to FirsTier Bank, N.A., you must so indicate in Box C, and upon delivery by you to PKS of an executed Letter of Transmittal, PKS and FirsTier Bank, N.A. will be authorized to arrange for (i) the delivery of pledged Class C Stock to PKS, and (ii) the delivery to FirsTier Bank, N.A. of certificates representing the shares of Class D Stock to which you are entitled upon exchange of your Class C Stock.

     If any of your Class C Stock has been pledged to a lending institution OTHER THAN FIRSTIER, you must complete Box B and arrange with such lending institution for delivery to PKS of the certificates for the pledged Class C Stock, together with the Letter of Transmittal. EVEN IF YOU DO NOT DESIGNATE A LENDING INSTITUTION IN BOX B OR BOX C, PKS MAY DELIVER CERTIFICATES DIRECTLY TO A LENDING INSTITUTION IF PKS BELIEVES IN GOOD FAITH THAT SUCH LENDING INSTITUTION IS ENTITLED TO RECEIVE SUCH CERTIFICATES UNDER A BORROWING ARRANGEMENT WITH YOU.

     TO BE EFFECTIVE, DELIVERY OF THIS LETTER OF TRANSMITTAL AND THE CERTIFICATES REPRESENTING SHARES OF CLASS C STOCK YOU WISH TO EXCHANGE MUST BE MADE PRIOR TO 5:00 P.M., OMAHA, NEBRASKA TIME, ON THE EXPIRATION DATE,
WHICH WILL BE             , 1995, UNLESS EXTENDED AS DESCRIBED IN THE
PROSPECTUS. THE METHOD OF DELIVERY OF ALL DOCUMENTS TO THE STOCK REGISTRAR IS AT YOUR OPTION AND RISK. IF YOU CHOOSE TO SEND BY MAIL, IT IS RECOMMENDED THAT YOU SEND BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED.

     IF THE EXCHANGE OFFER IS NOT COMPLETED FOR ANY REASON, YOUR CLASS C STOCK CERTIFICATES WILL BE RETURNED TO YOU (OR TO YOUR LENDER, IF YOUR CERTIFICATES ARE PLEDGED TO A LENDER).

2.   SIGNATURES

     The signature on the Letter of Transmittal must correspond exactly to the name as written on the face of the share certificate(s) sent to the Stock Registrar. If there is insufficient space to list all of your share certificates being submitted to the Stock Registrar or to respond to any other information, please attach a separate sheet.

3.   LOST CERTIFICATES

     If one or more of your share certificates have been lost or destroyed, you should contact the Stock Registrar for instructions regarding the relevant documentation and what supporting evidence to supply.

4.   VALIDITY OF SURRENDER

     A surrender of certificate(s) will not be deemed to have been made until all irregularities and defects have been cured or waived. The Company reserves full discretion to determine whether the documentation with respect to tendered Class C Stock is complete and generally to resolve all questions relating to tenders, including the date and hour of receipt of a tender, the propriety of execution of any document and all other questions regarding the validity or acceptability of any tender. The Company reserves the right to reject any tender not in proper form or to waive any irregularities or conditions. The Company's interpretation of the terms and conditions of the Exchange Offer, the Letter of Transmittal and these Instructions will be final. All improperly tendered certificates representing Class C Stock will be returned, unless irregularities are waived, without cost to the tendering holder thereof.

5.   PARTIAL TENDERS

     If less than all of the shares of Class C Stock which are evidenced by any share certificate are to be tendered, fill in the number of shares you actually wish to tender on the line(s) entitled "No. of Shares Tendered" in Box C and the balance of the shares on the adjacent line(s) entitled "No. of Shares to be Reissued." A new certificate(s) for the remainder of the shares of Class C Stock which were evidenced by your old certificate(s) will be sent to you (or the applicable lender) as soon as practicable after the consummation of the Exchange Offer. All shares evidenced by certificate(s) listed will be deemed to have been tendered unless otherwise indicated.

     Additional copies of the Letter of Transmittal may be obtained from the Stock Registrar.


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                              LETTER OF TRANSMITTAL

     To accompany certificates representing shares of Class C Stock of Peter Kiewit Sons', Inc., a Delaware corporation ("PKS"), or to authorize the delivery of pledged Class C Stock to PKS by FirsTier Bank, N.A., when submitted in connection with the offer by PKS to issue shares of Class D Stock in exchange for issued and outstanding shares of Class C Stock as described in the Joint
Prospectus dated             , 1995 (the "Prospectus").

Michael A. Kelley, Stock Registrar:

     I hereby tender the certificates listed in Box C below representing shares of Class C Stock of PKS for exchange for shares of Class D Stock on the terms and subject to the conditions set forth in the Memorandum and this Letter of Transmittal.


   BOX A:  NAME AND ADDRESS OF                  BOX B:  SPECIAL DELIVERY
           REGISTERED HOLDER                            INSTRUCTIONS
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
PLEASE TYPE OR PRINT THE NAME OF THE    FILL IN ONLY IF YOUR CERTIFICATES ARE
REGISTERED HOLDER OF THE SHARES OF      TO BE SENT TO A LENDING INSTITUTION,
CLASS C STOCK LISTED IN BOX C EXACTLY   OTHER THAN FIRSTIER, TO WHICH YOUR
AS SUCH NAME APPEARS ON THE             CLASS C STOCK IS PLEDGED.
SURRENDERED SHARE CERTIFICATE(S),
ALONG WITH THE ADDRESS OF THE
REGISTERED HOLDER.                      These Special Delivery Instructions
                                        Cover Class D Stock Issuable in
                                        Respect of the Following Number of
Name and Address of Registered Holder   Shares of Class C Stock:
(type or print)

                                        ------------------------
Name:
        ------------------------------            Mail or deliver to:

Address:                                Name
        ------------------------------       ---------------------------------
                                                    (Please Print)

- --------------------------------------  Address
                                                ------------------------------

- --------------------------------------
                                        --------------------------------------
                      (Zip Code)

Telephone Number:                       --------------------------------------
                  --------------------                      (Zip Code)
                                        Lender
                                        Contact person:
                                                         ---------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


     Upon request, I agree to execute and deliver any additional documents deemed necessary or desirable by the Stock Registrar to complete the exchange of the certificates.

     Except as otherwise indicated in Box B above or Box C below, the undersigned requests that the stock certificates for any shares of Class D Stock to which the undersigned is entitled be registered in the name of, and be delivered to, the registered holder set forth in Box A above at the address set forth in Box A above, subject to the right of PKS to deliver such certificates directly to a lending institution (whether or not such lending institution is set forth in Box B or Box C) if PKS believes in good faith that such lending institution is entitled to receive such certificates under a borrowing arrangement with the undersigned.


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     BOX C: CERTIFICATES TENDERED:  Please list in this Box C (and an attached sheet, if necessary) ALL the certificates representing Class C Stock you are submitting with this Letter of Transmittal or, if such certificates are pledged to FirsTier, the certificates you are authorizing to be surrendered to PKS by FirsTier. PKS will send to FirsTier certificates for Class D Stock issuable in exchange for Class C Stock pledged to FirsTier as indicated in this Box C.


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           Check the appropriate box:             Certificate No.     No. of Shares        No. of Shares      No. of Shares to be
- -----------------------------------------------                                              Tendered              Reissued
Certificate          Certificate Held By
 Enclosed            FirsTier Bank, N.A.
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


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                                                 Total:


     The undersigned represents and warrants that the undersigned has full power and authority to assign and transfer the certificates tendered and has good title to such certificates, free and clear (except to the extent pledged to FirsTier or to a lending institution named in Box B above) of all liens, restrictions, charges, encumbrances, pledges, security interests or other obligations affecting the assignment or transfer of the certificates, and such certificates are not subject to any adverse claim (except to the extent so pledged). All authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.

     THE UNDERSIGNED REPRESENTS AND WARRANTS  THAT THE UNDERSIGNED HAS RECEIVED
AND READ THE PROSPECTUS DATED                    , 1995, OF PETER  KIEWIT
SONS',  INC. AND MFS RELATING  TO THE EXCHANGE OFFER AND SPIN-OFF.


                                   Signed By:_________________________________
                                                     (Signature)


     Date: ___________________     ___________________________________________
                                   Name (Print)


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